Exhibit 10.38

FIRST AMENDMENT TO THE
PHARMACYCLICS INC. EMPLOYEE STOCK PURCHASE PLAN
In accordance with Subsection A of Article IX of the Pharmacyclics, Inc. Employee Stock Purchase Plan (“Plan”), the Plan is hereby amended effective May 9, 2013 to read as follows:
1.Subsection A of Article VI of the Plan shall be amended by substituting 1,800,000 for 1,500,000.

PHARMACYCLICS, INC.

/s/ Manmeet S. Soni
By: Manmeet S. Soni
Title: EVP, Finance
Date: 1/21/14

2504451-1